Exhibit 99.1
LifeLock Announces 2015 Third Quarter Results
Company announces agreements with FTC staff and members of nationwide class on settlement of outstanding litigation
Q3 adjusted net income was $0.28 per diluted share, up 75% year-over-year
Q3 cumulative ending members of approximately 4.1 million, up 16% year-over-year
Recorded the 42nd consecutive quarter of sequential growth in revenue and cumulative ending members
TEMPE, AZ (October 28, 2015) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the third quarter ended September 30, 2015.
The Company also announced that it has reached agreements with the staff of the Federal Trade Commission and representatives of a national class of consumers on a comprehensive settlement resolving outstanding litigation relating to its past marketing representations and information security programs. The Company noted that the agreements are not yet final, as the FTC staff’s recommendation to approve the settlement must still be approved by the Commission itself and a federal judge, and the class action settlement will require review and approval by the court.
The proposed FTC settlement does not require us to change our current products, services, or business and information security practices, including in particular, our current marketing and advertising practices. In light of the agreements, LifeLock has accrued an additional $96 million in reserves, bringing the total amount of its reserves for this matter to $116 million. This $116 million also includes a $3 million reserve for a potential settlement with state attorneys general.
“We are pleased with our performance in the quarter, which reflected a 24% increase in revenues and strong gains in adjusted net income and Adjusted EBITDA,” said Todd Davis, LifeLock’s Chairman and CEO. “In addition, we believe the agreements we announced today are in the best interest of our shareholders and represent a positive step toward achieving closure on substantial outstanding litigation against the Company. These settlements, if approved, will enable all of us to focus on our mission of protecting our members.”
Third Quarter 2015 Financial Highlights:

•
Revenue: Total revenue was $152.0 million for the third quarter of 2015, up 24% from $123.0 million for the third quarter of 2014. Consumer revenue was $144.6 million for the third quarter of 2015, up 25% from $116.1 million for the third quarter of 2014. Enterprise revenue was $7.3 million for the third quarter of 2015, up 5.6% from $6.9 million for the third quarter of 2014.

•
Net income (loss): Net loss was $65.1 million for the third quarter of 2015, which included a pre-tax charge of $96.0 million related to a proposed settlement with the FTC, a consumer class action suit, and state attorneys general, compared with net income of $5.5 million for the third quarter of 2014. Net loss per diluted share was $0.68 for the third quarter of 2015 based on 95.3 million weighted-average shares outstanding, compared with net income per diluted share of $0.06 for the third quarter of 2014 based on 98.5 million weighted-average shares outstanding.

•
Adjusted Net Income*: Adjusted net income was $27.6 million for the third quarter of 2015, compared with adjusted net income of $15.9 million for the third quarter of 2014. Adjusted net income per diluted share was $0.28 for the third quarter of 2015 based on 99.5 million weighted-average shares outstanding, compared with adjusted net income per diluted share of $0.16 for the third quarter of 2014 based on 98.5 million weighted-average shares outstanding.

•	Adjusted EBITDA*: Adjusted EBITDA was $29.8 million for the third quarter of 2015, compared with $17.9 million for the third quarter of 2014.

•
Cash Flow: Cash flow from operations was $20.8 million for the third quarter of 2015, leading to free cash flow* of $18.4 million after taking into consideration $4.1 million of capital expenditures and $1.6 million of payments for expenses related to the FTC litigation. This compares with cash flow from operations of $26.1 million and free cash flow of $22.7 million, after taking into consideration $3.5 million of capital expenditures, for the third quarter of 2014.

•	Balance Sheet: Total cash and marketable securities at the end of the third quarter of 2015 was $332.2 million, up from $326.0 million at the end of the second quarter of 2015.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2015 & Recent Business Highlights:

•	Recorded the 42nd consecutive quarter of sequential growth in revenue and cumulative ending members.

•
Acquired a team of product and development data experts who have extensive expertise in large scale data processing from BitYota, Inc., for $12.8 million for the purpose of developing new data-based products within our consumer segment.

•	Added approximately 251,000 gross new members in the third quarter of 2015 and ended the quarter with approximately 4.1 million members.

•	Increased monthly average revenue per member to $11.91 for the third quarter of 2015 from $11.22 for the third quarter of 2014.
Guidance:
As of October 28, 2015, we are initiating guidance for our fourth quarter of 2015 as well as updating our guidance for the full year 2015.

•
Fourth Quarter 2015 Guidance: Total revenue is expected to be in the range of $153 million to $155 million. Adjusted net income per share is expected to be in the range of $0.28 to $0.30 based on approximately 101 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $32 million to $34 million.

•
Full Year 2015 Guidance: Total revenue is expected to be in the range of $584 million to $586 million. Adjusted net income per diluted share is expected to be in the range of $0.61 to $0.63 based on approximately 100 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $71 million to $73 million. Free cash flow is expected to be in the range of $95 million to $100 million.

•
Our fourth quarter 2015 and full year 2015 guidance for adjusted net income per share and adjusted EBITDA and our full year 2015 guidance for free cash flow excludes the impact of the expenses for the FTC and related litigation.

Conference Call Details:

•	What: LifeLock third quarter 2015 financial results.

•	When: Wednesday, October 28, 2015 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13622020 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•
Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13622020.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our expected total revenue, profitability, long-term growth prospects, adjusted net income per diluted share, adjusted EBITDA, free cash flow for the third quarter of 2015 and for fiscal year 2015, and the resolution of the FTC and consumer class action matters, along with a potential settlement with certain states' attorneys general for related claims. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the outcome of the FTC litigation; and other “Risk Factors” set forth in our most recent SEC filings.
Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Forms 10-Q. Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. For the nine-month period ended September 30, 2015, we have also excluded from adjusted net income and adjusted EBITDA the impact of the legal reserve for the proposed settlements with the FTC and a nationwide class of consumers, along with a possible settlement with certain states' attorneys general for related claims. We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment.
We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Beginning in the quarter ended September 30, 2015, we have also excluded the expenses related to the FTC litigation from our adjusted net income per share, adjusted EBITDA and free cash flow.
Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per diluted share guidance to net income (loss) per diluted share guidance or adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.
Media Contact:
Kelley Bonsall
Media@lifelock.com
415-767-7752
Investor Relations Contact:
Jamison Manwaring
VP, Investor Relations
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Consumer revenue	$144,648	$116,115	$411,178	$326,448
Enterprise revenue	7,304	6,916	20,139	19,882
Total revenue	151,952	123,031	431,317	346,330
Cost of services	33,988	30,327	103,470	89,675
Gross profit	117,964	92,704	327,847	256,655
Costs and expenses:
Sales and marketing	62,850	51,818	209,470	166,710
Technology and development	19,396	12,341	52,928	37,996
General and administrative	120,984	16,781	160,815	45,489
Amortization of acquired intangible assets	2,084	2,231	6,251	6,693
Total costs and expenses	205,314	83,171	429,464	256,888
Income (loss) from operations	(87,350)	9,533	(101,617)	(233)
Other income (expense):
Interest expense	(89)	(89)	(265)	(264)
Interest income	219	73	498	189
Other	—	(134)	(183)	(151)
Total other expense	130	(150)	50	(226)
Income (loss) before provision for income taxes	(87,220)	9,383	(101,567)	(459)
Income tax (benefit) expense	(22,075)	3,933	(27,784)	(116)
Net income (loss)	$(65,145)	$5,450	$(73,783)	$(343)
Net income available (loss attributable) per share to common stockholders:
Basic	$(0.68)	$0.06	$(0.78)	$(0.00)
Diluted	$(0.68)	$0.06	$(0.78)	$(0.00)
Weighted-average common shares outstanding:
Basic	95,340	92,925	94,660	92,437
Diluted	95,340	98,524	94,660	92,437

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$135,542	$146,569
Marketable securities	196,697	127,305
Trade and other receivables, net	10,508	10,220
Deferred tax assets, net	48,808	21,243
Prepaid expenses and other current assets	8,862	7,841
Total current assets	400,417	313,178
Property and equipment, net	25,973	24,204
Goodwill	172,139	159,342
Intangible assets, net	32,064	38,315
Deferred tax assets, net - non-current	22,713	22,494
Other non-current assets	9,593	5,783
Total assets	$662,899	$563,316
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,362	$11,543
Accrued expenses and other liabilities	184,166	67,025
Deferred revenue	170,835	145,206
Total current liabilities	368,363	223,774
Other non-current liabilities	6,970	6,706
Total liabilities	375,333	230,480
Commitments and contingencies
Stockholders' equity:
Common stock	95	94
Additional paid-in capital	524,385	495,912
Accumulated other comprehensive loss	(77)	(116)
Accumulated deficit	(236,837)	(163,054)
Total stockholders' equity	287,566	332,836
Total liabilities and stockholders' equity	$662,899	$563,316

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(73,783)	$(343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,292	12,259
Share-based compensation	20,287	13,229
Provision for doubtful accounts	150	333
Amortization of premiums on marketable securities	2,310	1,213
Deferred income tax benefit	(27,784)	(124)
Other	250	39
Change in operating assets and liabilities:
Trade and other receivables	(3,469)	566
Prepaid expenses and other current assets	(1,022)	(701)
Other non-current assets	357	716
Accounts payable	1,548	5,282
Accrued expenses and other liabilities	117,693	11,303
Deferred revenue	25,629	26,742
Other non-current liabilities	265	1,617
Net cash provided by operating activities	75,723	72,131
Investing activities
Acquisition of businesses, net of cash acquired	(12,797)	—
Acquisition of property and equipment	(9,057)	(11,127)
Purchases of marketable securities	(191,846)	(95,686)
Sale and maturities of marketable securities	122,936	34,418
Premiums paid for company-owned life insurance policies	(4,337)	(4,337)
Net cash used in investing activities	(95,101)	(76,732)
Financing activities
Proceeds from share-based compensation plans	10,144	9,704
Proceeds from warrant exercises	—	375
Payments for employee tax withholdings related to restricted stock units and awards	(1,793)	(760)
Net cash provided by financing activities	8,351	9,319
Net increase (decrease) in cash and cash equivalents	(11,027)	4,718
Cash and cash equivalents at beginning of period	146,569	123,911
Cash and cash equivalents at end of period	$135,542	$128,629

Share-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Costs of services	$449	$334	$1,286	$910
Sales and marketing	1,238	761	3,385	2,235
Technology and development	2,514	867	6,226	3,766
General and administrative	3,662	2,340	9,390	6,318
Total share-based compensation expense	$7,863	$4,302	$20,287	$13,229
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Consumer revenue	$144,648	$116,115	$411,178	$326,448
Enterprise revenue	7,304	6,916	20,139	19,882
Total revenue	$151,952	$123,031	$431,317	$346,330
Adjusted net income	$27,579	$15,909	$32,323	$19,455
Adjusted EBITDA	$29,797	$17,929	$39,314	$25,255
Free cash flow	$18,378	$22,653	$68,302	$61,004
Cumulative ending members	4,080	3,524	4,080	3,524
Gross new members	251	264	989	912
Member retention rate	86.6%	87.5%	86.6%	87.5%
Average cost of acquisition per member	$237	$184	$202	$173
Monthly average revenue per member	$11.91	$11.22	$11.68	$11.02
Enterprise transactions	74,280	66,104	208,324	173,360

Reconciliation of GAAP to Adjusted Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$117,964	$92,704	$327,847	$256,655
Share-based compensation	449	334	1,286	910
Adjusted gross profit	$118,413	$93,038	$329,133	$257,565
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$62,850	$51,818	$209,470	$166,710
Share-based compensation	(1,238)	(761)	(3,385)	(2,235)
Adjusted sales and marketing expenses	$61,612	$51,057	$206,085	$164,475
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$19,396	$12,341	$52,928	$37,996
Share-based compensation	(2,514)	(867)	(6,226)	(3,766)
Acquisition related expenses	(2,970)	—	(2,970)	—
Adjusted technology and development expenses	$13,912	$11,474	$43,732	$34,230
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$120,984	$16,781	$160,815	$45,489
Share-based compensation	(3,662)	(2,340)	(9,390)	(6,318)
Legal reserves and settlements	(96,000)	—	(98,500)	—
Expenses related to the FTC litigation	(5,733)	—	(5,733)	—
Acquisition related expenses	(149)	—	(149)	—
Adjusted general and administrative expenses	$15,440	$14,441	$47,043	$39,171
Reconciliation of Income (Loss) from Operations to Adjusted Income from Operations
Income (loss) from operations	$(87,350)	$9,533	$(101,617)	$(233)
Share-based compensation	7,863	4,302	20,287	13,229
Amortization of acquired intangible assets	2,084	2,231	6,251	6,693
Legal reserves and settlements	96,000	—	98,500	—
Expenses related to the FTC litigation	5,733	—	5,733	—
Acquisition related expenses	3,119	—	3,119	—
Adjusted income from operations	$27,449	$16,066	$32,273	$19,689
Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$(65,145)	$5,450	$(73,783)	$(343)
Amortization of acquired intangible assets	2,084	2,231	6,251	6,693
Share-based compensation	7,863	4,302	20,287	13,229
Deferred income tax (benefit) expense	(22,075)	3,926	(27,784)	(124)
Legal reserves and settlements	96,000	—	98,500	—
Expenses related to the FTC litigation	5,733	—	5,733	—
Acquisition related expenses	3,119	—	3,119	—
Adjusted net income	$27,579	$15,909	$32,323	$19,455

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	95,340	98,524	94,660	92,437
Dilutive securities excluded due to net loss	4,186	—	5,143	6,428
Adjusted diluted shares	99,526	98,524	99,803	98,865
Reconciliation of Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) per diluted share	$(0.68)	$0.06	$(0.78)	$(0.00)
Adjustments to net income (loss)	0.93	0.10	1.06	0.20
Adjustments to diluted shares	0.03	—	0.04	—
Adjusted net income per diluted share	$0.28	$0.16	$0.32	$0.20
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(65,145)	$5,450	$(73,783)	$(343)
Depreciation and amortization	4,432	4,094	13,292	12,259
Share-based compensation	7,863	4,302	20,287	13,229
Interest expense	89	89	265	264
Interest income	(219)	(73)	(498)	(189)
Other	—	134	183	151
Income tax (benefit) expense	(22,075)	3,933	(27,784)	(116)
Legal reserves and settlements	96,000	—	98,500	—
Expenses related to the FTC litigation	5,733	—	5,733	—
Acquisition related expenses	3,119	—	3,119	—
Adjusted EBITDA	$29,797	$17,929	$39,314	$25,255
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$20,826	$26,118	$75,723	$72,131
Acquisitions of property and equipment	(4,084)	(3,465)	(9,057)	(11,127)
Expenses related to the FTC litigation	1,636	—	1,636	—
Free cash flow	$18,378	$22,653	$68,302	$61,004